UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2008

ENVIRONMENTAL CONTROL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-120682
(Commission File Number)

20-3626387
(IRS Employer Identification No.)

Suite 605- 1525 Robson St. Vancouver, BC V6G 1C3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.669.3532

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 12, 2008, we closed a private placement of 970,585 units at a purchase price of $0.17 per unit, raising proceeds of $165,000. Each unit consisted of one common share and one common share purchase warrant exercisable for a period of two years from closing at an exercise price of $0.30. We issued all of the 970,585 common shares to seven non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) relying on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. Of the 970,585 units, 588,235 were purchased by a company controlled by our president, chief executive officer and chairman, Albert E. Hickman.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Albert E. Hickman
Albert E. Hickman
President, CEO, Chairman and Director

Date: February 14, 2008